Exhibit 99.1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

THE FIBRE-METAL PRODUCTS COMPANY

YEARS ENDED DECEMBER 31, 2004 AND 2003

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Fibre-Metal Products Company and Subsidiary
Concordville, Pennsylvania

We have audited the accompanying consolidated balance sheets of Fibre-Metal Products Company and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fibre-Metal Products Company and Subsidiary as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ RAINER & COMPANY
March 14, 2005

FIBRE-METAL PRODUCTS COMPANY

AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2004 and 2003

	2004	2003
ASSETS
Current:
Cash and Cash Equivalents	$2,225,097	$5,310,600
Trade Accounts Receivable, Net	3,703,698	3,471,379
Inventories	6,590,333	4,811,450
Prepaid Expenses and Other Current Assets	604,322	407,165
Note Receivable from Related Party	300,000	300,000
TOTAL CURRENT ASSETS	13,423,450	14,300,594

Property, Plant and Equipment, Net	5,697,207	4,964,287
Other:
Other Assets	600,375	363,805
Intangible Assets—Unfunded Pension Liability	217,298	177,299
TOTAL OTHER ASSETS	817,673	541,104

TOTAL ASSETS	$19,938,330	$19,805,985
LIABILITIES
Current:
Note Payable—Demand	$315,514	$0
Accounts Payable—Trade	967,712	1,133,654
Accrued Expenses	1,594,170	1,466,192
TOTAL CURRENT LIABILITIES	2,877,396	2,599,846
Long-Term:
Unfunded Pension Liability	100,966	150,551
Deferred Compensation	583,246	183,343
Subordinated Notes Payable	1,806,000	1,860,600
TOTAL LONG-TERM LIABILITIES	2,490,212	2,194,494

TOTAL LIABILITIES	5,367,608	4,794,340
STOCKHOLDERS’ EQUITY
Common Stock	51	51
Additional Paid-In Capital	1,940,270	1,940,270
Retained Earnings	20,940,511	21,636,186
Accumulated Other Comprehensive Loss	(353,001)	(607,753)
	22,527,831	22,968,754
Less: Treasury Stock at Cost	(7,957,109)	(7,957,109)
TOTAL STOCKHOLDERS’ EQUITY	14,570,722	15,011,645

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,938,330	$19,805,985

The accompanying notes are an integral part of these statements.

FIBRE-METAL PRODUCTS COMPANY

AND SUBSIDIARY

Consolidated Statements of Income

For the Years Ended December 31, 2004 and 2003

	2004	2003
Net Sales	$30,684,316	$28,369,186
Cost of Sales	15,708,848	15,008,514

GROSS PROFIT	14,975,468	13,360,672
Operating Expenses:
Shipping and Warehousing	2,462,712	2,266,567
Selling and Advertising	2,690,351	2,420,888
General and Administrative	4,858,627	4,209,480
TOTAL OPERATING EXPENSES	10,011,690	8,896,935

OPERATING INCOME	4,963,778	4,463,737
Other Income (Expenses):
Interest Income	13,673	61,037
Interest Expense	(190,926)	(189,037)
Miscellaneous—Net	(1,996)	102,572
TOTAL OTHER (EXPENSES)	(179,249)	(25,428)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,784,529	4,438,309

Provision for Income Taxes	439,286	79,328

NET INCOME	$4,345,243	$4,358,981

The accompanying notes are an integral part of these statements.

FIBRE-METAL PRODUCTS COMPANY
AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2004 and 2003

	2004	2003
Cash Flows From Operating Activities:
Net Income	$4,345,243	$4,358,981
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	699,219	707,487
Gain on Sale of Investments	0	(125,600)
Loss on Disposal of Property and Equipment	6,744	0
Bad Debt Expense	13,051	6,871
Deferred Compensation	199,127	183,343
Working Capital Changes Due to Foreign Currency Translation	(25,512)	44,846
Decrease (Increase) in:
Trade Accounts Receivable	216,829	(623,937)
Inventories	(1,618,490)	165,342
Prepaid Expenses and Other Current Assets	(184,413)	145,040
Other Assets	0	(4,502)
Intangible Assets—Unfunded Pension Liability	(62,165)	(12,641)
Increase (Decrease) in:
Accounts Payable—Trade	(582,330)	61,644
Accrued Expenses	110,783	247,769
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,118,086	5,154,643
Cash Flows From Investing Activities:
Purchase of Property and Equipment	(1,382,341)	(922,050)
Patents and Trademark Costs Paid	(12,439)	0
Notes Receivable—Related Parties, Net of Repayments	0	372,000
Cash Value of Life Insurance	(28,805)	(48,526)
Proceeds from Sale of Investments	0	126,500
NET CASH USED BY INVESTING ACTIVITIES	(1,423,585)	(472,076)
Cash Flows From Financing Activities:
Payments of Debt Obligations	(54,600)	(5,325)
Proceeds from Borrowings	315,514	0
Dividends Paid	(5,040,918)	(2,309,301)
NET CASH (USED) BY FINANCING ACTIVITIES	(4,780,004)	(2,314,626)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,085,503)	2,367,941
Cash and Cash Equivalents—Beginning	5,310,600	2,942,659

CASH AND CASH EQUIVALENTS—ENDING	$2,225,097	$5,310,600

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$191,381	$189,037
Taxes	475,646	314,128

The accompanying notes are an integral part of these statements.

FIBRE-METAL PRODUCTS COMPANY
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 1—Summary of Significant Accounting Policies

Nature of Business—Fibre-Metal Products Company, headquartered in Concordville, PA, and its subsidiary located in Mississauga, Ontario, Canada are engaged primarily in the manufacture and distribution of personal protective equipment that includes a wide array of top quality, high performance head, face, eye, hearing and respiratory protective products. In addition, the company has a division that is engaged in the production of custom molds, tools and dies for a variety of industry leaders.

Principles of Consolidation—The consolidated financial statements include Fibre-Metal Products Company and its wholly-owned subsidiary. Intercompany transactions have been eliminated in consolidation.

Use of Estimates—The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents—The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

The company maintains cash balances at several financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. In the normal course of business, the company may have deposits that exceed the insured balance.

Concentration of Credit Risk—Financial instruments, which potentially subject the company to concentration of credit risk, consist principally of trade receivables. Credit risk with respect to trade receivables is limited due to the diversity of customers comprising the company’s customer base. The company performs ongoing credit evaluations of its customers and maintains sufficient allowances for potential credit losses. The company evaluates the collectibility of its accounts receivable based on the length of time the receivable is past due and the anticipated future write-offs based on historical experience. The company’s policy is not to charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed-upon invoice terms.

Fair Value of Financial Instruments—The carrying values of financial instruments, including accounts receivable, accounts payable and other accrued liabilities, approximate their fair values due to their short-term maturities. The fair value of long-term debt is estimated to approximate the carrying value based on current interest rates for similar types of borrowings. The estimated fair values may not represent actual values of the financial instruments that could be realized as of the balance sheet date or that will be realized in the future.

Accounts Receivable—Accounts receivable are recorded net of an allowance for expected losses. The allowance is estimated from historical performance and projections of trends. The allowance for doubtful accounts is $24,253 and $20,448 at December 31, 2004 and 2003, respectively.

Inventories—Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory costs include the cost of items purchased for resale as well as raw materials, labor and overhead for manufactured products.

Property, Plant and Equipment—Property, plant and equipment are carried at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and minor repairs are charged to operations as incurred. Gains and losses on dispositions are recorded in current operations.

For financial reporting purposes, the estimated useful lives for depreciation are:

Buildings and Improvements	33-39 Years
Transportation Equipment	3-4 Years
Machinery and Equipment	5-10 Years
Computer Equipment	5 Years
Furniture and Fixtures	5-10 Years

Income Taxes—Fibre-Metal Products Company has elected to be treated as an S corporation for federal and state income tax purposes. Under this election, earnings are taxed at the individual owners’ level and not at the corporate level. The Canadian subsidiary is a taxpaying entity. Income taxes are provided at rates applicable in the country in which the income was earned.

Revenue Recognition—Sales and related cost of sales are recognized when products are shipped, which is when title passes to the customer.

Advertising—Advertising costs, which are included in operating expenses, are expensed as incurred. Advertising costs for the years ended December 31, 2004 and 2003 were $146,361 and $115,949, respectively.

Shipping and Handling Fees and Costs—The company recognizes freight charges as elements of cost of sales and shipping and warehousing expenses, net of freight billed to customers. As of December 31, 2004, $278,648 and $1,292,083 were recognized as cost of sales and shipping and warehousing expenses, respectively. As of December 31, 2003, $204,002 and $1,116,717 were recognized as cost of sales and shipping and warehousing expenses, respectively.

Patents and Trademarks—In July 2001, the Financial Accounting Standards Board issued SFAS No. 142 “Goodwill and Other Intangible Assets.”  Under the rules, goodwill and other indefinite lived intangible assets are no longer amortized but are reviewed annually or sooner if deemed necessary, for impairment. Separate intangible assets that are not considered to have an indefinite life will continue to be amortized over their useful lives.

As a result of the adoption of SFAS 142, management has reviewed the useful lives and remaining values of the intangible assets to determine if any adjustments need to be made to the amortization periods. As a result, they are continuing to amortize patents and trademarks acquired prior to September 1, 2000 over estimated useful lives of five to ten years. Patents and trademarks acquired after September 1, 2000 have been determined to have indefinite useful lives and therefore will no longer be amortized, but instead will be reviewed at least annually for impairment. Amortization expense for the years ended December 31, 2004 and 2003 was $5,466 and $7,201, respectively.

NOTE 2—Translation of Foreign Currency Financial Statements

The foreign subsidiary’s financial statements have been translated in accordance with Financial Accounting Standards Board Statement No. 52. This statement requires translation of the balance sheet using the current exchange rate in effect at the balance sheet date. The income statement is translated at an appropriate weighted average of exchange rates in effect during the period. Gains or losses resulting from the translations are shown as a separate component of Accumulated Other Comprehensive Income (Loss). Gains or losses from foreign currency transactions are reflected in the consolidated statements of income as incurred.

The effect of the exchange translation on Accumulated Other Comprehensive Income (Loss) is as follows:

	2004	2003
Balance—Beginning	$80,780	$(429,297)
Adjustment Resulting from Translation of Financial Statements into U.S. Dollars	227,333	510,077

BALANCE—ENDING	$308,113	$80,780

NOTE 3—Inventories

Inventories at December 31 consist of the following:

	2004	2003
Finished Goods	$4,238,735	$3,113,810
Raw Materials and Supplies	2,351,598	1,697,640

TOTAL INVENTORIES	$6,590,333	$4,811,450

NOTE 4—Property, Plant and Equipment

Property, plant and equipment at December 31 consisted of the following:

	2004	2003
Land	$611,645	$265,067
Buildings and Improvements	4,225,155	4,036,207
Transportation Equipment	70,466	70,466
Machinery and Equipment	10,185,803	9,541,401
Computer Equipment	1,147,314	1,253,749
Furniture and Fixtures	439,063	425,125
TOTAL PROPERTY, PLANT AND EQUIPMENT	16,679,446	15,592,015

Less: Accumulated Depreciation	10,982,239	10,627,728

NET PROPERTY, PLANT AND EQUIPMENT	$5,697,207	$4,964,287

Depreciation expense for the years ended December 31, 2004 and 2003 was $693,753 and $700,286, respectively.

NOTE 5—Note Receivable from Related Party

At December 31, 2004 and 2003, the company has outstanding a note receivable to an owner of the company. The note is payable upon demand including interest at 5%.

NOTE 6—Notes Payable—Bank

The company has available a $3,000,000 line of credit secured by an open-ended mortgage and collateralized by real estate and corporate assets. Interest is payable monthly based on the London Interbank Offered Rate (“LIBOR”) plus 2%. There was no balance outstanding at December 31, 2004 and 2003.

The Canadian subsidiary has available a line of credit with Toronto Dominion Bank not to exceed $500,000 with interest at prime plus .5%. The balance at December 31, 2004 was $315,514. There was no balance outstanding at December 31, 2003.

NOTE 7—Subordinated Debt

On March 1, 2002, the company issued $1,860,600 of subordinated notes to related parties with maturity dates of March 1, 2022. Interest is to be paid in 80 quarterly installments at a rate of 10% per annum. Payment of subordinated notes, both principal and interest, is subordinated to the prior payment of any indebtedness of the company to any bank or financial institution. Interest incurred was $185,150 and $186,060 for the years ended December 31, 2004 and 2003, respectively.

NOTE 8—Stockholders’ Equity

Common Stock—Common stock has a $.10 par value with 20,000 shares authorized, 503.5 shares issued, and 246 shares outstanding.

Treasury Stock—Treasury stock is shown at cost and consists of 257.5 shares of common stock.

NOTE 9—Employee Retirement Plans

Effective March 2003, Fibre-Metal Products Company implemented a savings plan under Section 401(k) of the Internal Revenue Code. The savings plan allows eligible employees to contribute up to 25% of their compensation on a pre-tax basis. Additionally, the plan includes a company matching contribution of 50% of the employee’s contribution up to 6% of the employee’s base compensation. Under the plan, Fibre-Metal Products Company’s matching contributions for the years ended December 31, 2004 and 2003 were $66,151 and $62,678, respectively.

Fibre-Metal Products Company also has a profit sharing plan covering substantially all non-union eligible employees. The amount of the contribution to the plan each year is determined by the Board of Directors. The contribution is discretionary. The maximum contribution cannot exceed 15% of eligible payroll. The company recognized contributions of $471,220 and $408,606 for the years ended December 31, 2004 and 2003, respectively.

The company’s foreign subsidiary also has a retirement plan that is a group registered retirement savings plan that covers all eligible employees. Contributions for the years ended December 31, 2004 and 2003 were approximately $54,142 and $36,675, respectively.

The company contributes to a defined benefit pension plan under a collective bargaining agreement which provides for pension benefits to employees of the company who are members of the United Steelworkers of America Local Union 5739. The Union contract requires the company to contribute monthly to the plan. Contributions to the plan during the years ended December 31, 2004 and 2003 were $170,000 and $193,068, respectively. Benefits paid from the plan during the years ended December 31, 2004 and 2003 were $138,696 and $105,360, respectively.

The following table sets forth the details of the funded status of the pension plan, the amounts recognized in the consolidated balance sheets, the components of net periodic cost, and the weighted average assumptions used in determining these amounts:

	2004	2003
Change in Benefit Obligation:
Benefit obligation—Beginning of Year	$2,817,271	$2,516,138
Service Cost	54,866	65,491
Interest Cost	161,028	162,096
Benefits Paid	(138,696)	(105,360)
Amendments	106,248	0
Actuarial Loss	76,633	178,906

BENEFIT OBLIGATION—END OF YEAR	$3,077,350	$2,817,271

Change in Plan Assets:
Fair Value of Plan Assets—Beginning of Year	$2,666,720	$2,168,141
Actual Return on Plan Assets	278,360	410,871
Employer Contributions	170,000	193,068
Benefits Paid	(138,696)	(105,360)

FAIR VALUE OF PLAN ASSETS—END OF YEAR	$2,976,384	$2,666,720

Reconciliation of Amount Recognized in the Consolidated Balance Sheets:
Accumulated Benefit Obligation	$(3,077,350)	$(2,817,271)
Market Value of Assets	2,976,384	2,666,720
FUNDED STATUS	(100,966)	(150,551)

Unrecognized Actuarial Loss	661,114	688,533
Unrecognized Prior Service Cost	217,298	171,863
Unrecognized Transition Liability	0	5,436

NET AMOUNT RECOGNIZED—END OF YEAR	$777,446	$715,281

Consists of:
Unfunded Pension Liability	$(100,966)	$(150,551)
Intangible Asset	217,298	177,299
Accumulated Other Comprehensive Loss	661,114	688,533

NET AMOUNT RECOGNIZED—END OF YEAR	$777,446	$715,281

	2004	2003
Change in Accrued Benefit Cost:
Accrued Benefit Cost—Beginning of Year	$715,281	$702,640
Net Periodic Benefit Cost	(107,835)	(180,427)
Contributions	170,000	193,068

ACCRUED BENEFIT COST—END OF YEAR	$777,446	$715,281

Weighted Average Assumptions Used to Determine Year-End Benefit Obligation:
Discount Rate	5.56%	5.86%
Rate of Compensation Increase	0.00%	0.00%

	2004	2003
Components of Net Periodic Benefit Cost:
Service Cost	$54,866	$65,491
Interest Cost	161,028	162,096
Expected Return on Plan Assets	(214,590)	(176,960)
Amortization of Transition Obligations	8,148	8,148
Amortization of Prior Service Cost	60,813	51,377
Amortization of Actuarial Loss	37,570	70,275

NET PERIODIC EXPENSE	$107,835	$180,427

Weighted Average Assumptions Used to Determine Net Periodic Benefit Cost are as Follows:
Discount Rate	5.85%	6.58%
Expected Return on Plan Assets	8.00%	8.00%
Rate of Compensation Increase	0.00%	0.00%

The long-term rate of inflation of 3% was increased by 5% to reflect the long-term rates of real investment return available on the investments currently used by the plan. The assumptions used in the measurement of net periodic pension cost were the 1971 Group Annuity Mortality, Turnover Rates and Age 65 for retirement.

Measurement date used to determine benefit obligation information was December 31, 2004.

Measurement date used for determination of the net periodic benefit cost was January 1, 2004.

The following is an analysis of plan assets by category:

	2004	2003
Fair Value—December 31:
Equity Securities	62%	61%
Fixed Income	35%	36%
Cash	3%	3%

	100%	100%

The company’s investment policy for plan assets is to effectively meet its future benefit obligations consistent with the company’s goals and objectives. The company’s investment policy considers the following factors:

•       The company is in an established industry that is closely tied to the general economy and should experience fluctuations in line with the economy.

•       The plan is currently well-funded and should maintain a healthy funded ration.

•       Plan demographics indicate an older-than-average labor pool.

•       The company’s strong financial condition and long-term goals of the Pension Committee.

The Pension Committee has determined the following target asset class selections to achieve the objectives of the plan:

U.S. Large Cap Stocks	25% - 35%
U.S. Mid Cap Stocks	11% - 17%
International Stocks	9% - 13%
U.S. Fixed Income	30% - 50%

The company’s expected rate of return on plan assets is determined by the plan assets’ historical long-term investment performance, current asset allocation, and estimates of future long-term returns by asset class.

The company expects to contribute approximately $125,000 to the plan in 2005. Benefits expected to be paid by the plan during the ensuing five years and thereafter are approximately as follows:

2005	$170,756
2006	170,234
2007	166,460
2008	162,697
2009	174,209
Thereafter	913,129

NOTE 10—Employee Benefit Commitments

Fibre-Metal Products Company has entered into an employment agreement with a certain executive through December 31, 2004, renewable annually thereafter. The agreement provides for a minimum annual salary, supplemental retirement plan, phantom stock plan, and incentives based upon the company’s attainment of specified levels of financial performance.

The supplemental retirement plan provides deferred compensation to be paid to the individual or the individual’s heir over a period of fifteen years commencing on the retirement date. Although the plan is unfunded, the company has earmarked a life insurance policy with investment features, death benefits and a cash surrender value as a source of funding. Total expense recognized for the supplemental retirement plan was $67,472 and $183,343 for the years ended 2004 and 2003, respectively.

Under the phantom stock plan, the executive is granted performance units, the value of which is related to the appreciation in the value of common stock. The performance units granted vest over a period of three years beginning January 1, 2001 and may be exercised at any time up to and including December 31, 2011, subject to restrictions described in the agreement. Under the agreement, no units may be exercised prior to January 1, 2004. Total expense recognized for the plan was $116,682 for the year ended December 31, 2004.

Effective January 1, 2004, the company implemented a non-qualified deferred compensation plan for certain directors, officers and key employees of the company. Life insurance policies were issued on the lives of the individuals participating in the deferred compensation plan and the company is the owner of the policies. Total expense recognized, which represents the vested earnings due participants plus employer contributions, was $60,750 for the year ended December 31, 2004.

NOTE 11—Lease Commitments

Operating Leases—The company operates in various leased warehouse facilities under non-cancelable operating leases expiring at various dates through the year 2009. The company also leases transportation equipment under operating leases.

Rent expense under all operating leases was $270,852 and $294,365 for the years ended December 31, 2004 and 2003, respectively.

Minimum annual rental commitments under all operating leases as of December 31, 2004 are as follows:

2005	$289,041
2006	252,551
2007	210,847
2008	133,548
2009	43,974

TOTAL	$929,961

NOTE 12—Income Taxes

The provision for income taxes at December 31 is as follows:

	2004	2003
Current:
Federal	$75,000	$(171,548)
State	10,000	(129,550)
Foreign	354,286	380,426

TOTAL PROVISION FOR INCOME TAXES	$439,286	$79,328

The provision for income taxes reflects foreign taxes that are provided on the income generated by the Canadian subsidiary. The federal and state taxes for the year ended December 31, 2004 represent the net effect of adjustments to the tax provision due to the settlement of taxes for years prior to electing S-Corporation status. The federal and state taxes for the year ended December 31, 2003 are the result of the reversal of deferred taxes on the conversion to an S-Corporation.

NOTE 13—Geographic Data

The following table presents information about the company by geographic area:

	United States	Canada	Consolidated
Year Ended December 31, 2004:
Net Sales	$22,554,700	$8,129,616	$30,684,316

Year Ended December 31, 2003:
Net Sales	$18,243,809	$10,125,377	$28,369,186

NOTE 14—Accrued Expenses

The following represents accrued expenses greater than 5% of current liabilities:

	2004	2003
Accrued Bonus	$163,431	$56,898
Accrued Payroll	532,264	623,924
Accrued Profit Sharing	498,276	476,657

TOTAL	$1,193,971	$1,157,479